UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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PolyMedix, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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PolyMedix, Inc.
170 N. Radnor Chester Road, Suite 300
Radnor, PA 19087
                    , 2008
Dear Stockholder:
You are invited to attend a Special Meeting of Stockholders of PolyMedix, Inc. on ___, 2008, which will be held at the Radnor Hotel at 591 East Lancaster Avenue, St. Davids, Pennsylvania 19087 at 10:00 a.m. You will have the opportunity to ask questions and make comments. Enclosed with this letter are your Notice of Special Meeting of Stockholders, Proxy Statement and Proxy voting card. The Proxy Statement included with this notice discusses each of our proposals to be considered at the Special Meeting.
          At this Special Meeting, you will be asked to: 1) approve an amendment to our Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance by the Company from 90,000,000 to 250,000,000 shares; and 2) approve any motion to adjourn the Special Meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the foregoing proposal.
          I hope that you attend the meeting. Whether or not you plan to be with us, please sign, date, and return your voting card promptly in the enclosed envelope.
Sincerely,
Nicholas Landekic
President & Chief Executive Officer

PolyMedix, Inc.
170 N. Radnor Chester Road, Suite 300
Radnor, Pennsylvania 19087
Notice of Special Meeting of Stockholders
to be held ___, 2008
To the Stockholders of PolyMedix, Inc.:
          The Special Meeting of Stockholders will be held at the Radnor Hotel at 591 East Lancaster Avenue, St. Davids, Pennsylvania 19087 on                     ,                      at 10:00 a.m. During the Special Meeting, stockholders will be asked to:
1.	Approve an amendment to our Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance by the Company from 90,000,000 to 250,000,000 shares; and

2.	Approve any motion to adjourn the Special Meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the foregoing proposal.
          If you are a stockholder as of                     , 2008, you may vote at the meeting. The date of mailing this Notice of Meeting and Proxy Statement is on or about                     , 2008.
By order of our Board of Directors
Edward F. Smith
Secretary

Proxy Statement
          This Proxy Statement and the accompanying proxy card are being mailed, beginning on or about a                     , 2008, to owners of shares of common stock (“Common Stock”) and Series 2008 Convertible Preferred Stock (“Preferred Stock”) of PolyMedix, Inc. (which may be referred to herein as “we,” “us”, the “Corporation” or the “Company”) in connection with the solicitation of proxies by our Board of Directors for our Special Meeting of Stockholders to be held on                     , 2008 at 10:00 a.m. at the Radnor Hotel, 591 East Lancaster Avenue, St. Davids, PA 19087 (referred to herein as the “Special Meeting”). References to our Certificate of Incorporation refer to our Amended and Restated Certificate of Incorporation, as amended. This proxy procedure is necessary to permit all stockholders, many of whom are unable to attend the Special Meeting, to vote. Our Board of Directors encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Special Meeting.
Contents

About the Meeting: Questions and Answers	2

Security Ownership of Certain Beneficial Owners and Management	7

Proposal — To Approve an Amendment to Our Certificate of Incorporation to Increase the Number of Shares of Common Stock Authorized for Issuance by the Company from 90,000,000 to 250,000,000 Shares	9

Adjournment of the Special Meeting	12

Requirements for Advance Notification of Nominations and Stockholder Proposals	12

Other Matters	12

About the Meeting: Questions and Answers
What am I voting on?
At this Special Meeting, you will be asked to:
1.	Approve an amendment to our Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance by the Company from 90,000,000 to 250,000,000 shares (the “Amendment Proposal”); and

2.	Approve any motion to adjourn the Special Meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Amendment Proposal.
Who is entitled to vote at the Special Meeting, and how many votes do they have?
Preferred and Common stockholders of record at the close of business on ___, 2008 may vote at the Special Meeting and at any adjournment or postponement of the Special Meeting. Pursuant to the rights of our stockholders contained in our charter documents, each share of Common Stock has one vote and each share of Preferred Stock, which votes on an “as-converted” basis, has ten votes. There were 53,542,297 shares of Common Stock and 608,834 shares of Preferred Stock outstanding on September 30, 2008. From ___, 2008 through ___, 2008, you may inspect a list of stockholders eligible to vote. If you would like to inspect the list, please call Edward F. Smith, our Corporate Secretary, at (484) 598-2332 to arrange a visit to our offices.
What is the Preferred Stock and why does each share have ten votes?
As previously announced, on September 23, 2008, we completed a private placement (the “Private Placement”) of approximately $4.25 million of units consisting of shares of our Preferred Stock and warrants to purchase shares of our capital stock at $7.00 per unit. Under the terms of the Preferred Stock, each share of Preferred Stock is convertible into ten shares of Common Stock, subject to certain adjustments, and holders of Preferred Stock will be entitled to vote, with respect to any question upon which holders of Common Stock are entitled to vote, including, without limitation, the election of directors, together with the holders of Common Stock as one class on an as-converted basis.
If stockholders approve the Amendment Proposal, as soon as practicable following such approval, the Company will file the amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware and all outstanding shares of Preferred Stock will thereafter automatically convert into shares of Common Stock and the warrants issued in the Private Placement will become exercisable for shares of Common Stock.
How do I vote?
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered a stockholder of record with respect to those shares, and these proxy materials are being sent directly to you. As a stockholder of record, you have the right to vote in person at the Special Meeting or by proxy. To vote by proxy: mark, sign and date your proxy card and return it in the postage-paid envelope we have provided, or return it to PolyMedix, Inc., c/o AST Operations Center, 6201 15th Avenue, Brooklyn, NY 11219.
If you are a stockholder of record you also may vote by telephone by calling toll-free at 1-800-PROXIES from any touch-tone telephone and follow the instructions or by internet by accessing www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when voting by either of these two methods.
By utilizing the proxy methods discussed above, you will be designating Nicholas Landekic, our President and Chief Executive Officer and Edward F. Smith, our Vice President, Chief Financial Officer and Secretary, as your proxies.

They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy.
Submitting a proxy will not affect your right to attend the Special Meeting and vote in person.
If your shares are held in the name of a bank, broker, or other nominee, you will receive separate instructions from your bank, broker, or other nominee describing how to vote your shares. The availability of telephonic or Internet voting will depend on the bank’s, broker’s, or other nominee’s voting process. Please check with your bank, broker, or other nominee and follow the voting procedures your bank, broker, or other nominee provides.
What is a proxy?
A proxy is a person you appoint to vote on your behalf. By using the proxy methods discussed above, you will be appointing Nicholas Landekic, our President and Chief Executive Officer and Edward F. Smith, our Vice President, Chief Financial Officer and Secretary, as your proxies. They may act together or individually to vote on your behalf, and will have the authority to appoint a substitute to act as proxy. If you are unable to attend the Special Meeting, please vote by proxy so that your shares of Common Stock and/or Preferred Stock may be voted.
How will my proxy vote my shares?
If you are a stockholder of record, your proxy will vote according to your instructions. If you choose to vote by mail and complete and return the enclosed proxy card, or you choose to vote by telephone or internet by following the applicable instructions, but do not indicate your vote, your proxy will vote “FOR” the Amendment Proposal and the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies.
If your shares are held in the name of a bank, broker, or other nominee, you will receive separate instructions from your bank, broker or other nominee describing how to vote your shares. The availability of telephonic or Internet voting will depend on the bank’s, broker’s, or other nominee’s voting process. Please check with your bank, broker, or other nominee and follow the voting procedures your bank, broker, or other nominee provides. You should instruct your bank, broker, or other nominee how to vote your shares. Although rules applicable to broker-dealers grant your bank, broker, or other nominee discretionary authority to vote your shares without receiving your instructions on certain matters, your bank, broker, or other nominee does not have discretionary authority to vote your shares for the Amendment Proposal. If your bank, broker, or other nominee does not receive voting instructions from you regarding the Amendment Proposal, your shares will not be voted on the Amendment Proposal.
How do I change my vote?
You may revoke your proxy at any time before your shares are voted at the Special Meeting by:
•	Notifying our Corporate Secretary, Edward F. Smith, in writing at 170 N. Radnor Chester Rd., Suite 300, Radnor, Pennsylvania, 19087, that you are revoking your proxy;

•	Submitting a proxy at a later date by telephone or via the internet, or by signing and delivering a proxy card relating to the same shares and bearing a later date than the date of the previous proxy prior to the vote at the Special Meeting, in which case your later-submitted proxy will be recorded and your earlier proxy revoked; or

•	Attending and voting by ballot at the Special Meeting.
Who will count the votes?
A representative from American Stock Transfer & Trust Company, our transfer agent, will act as the inspector of election and count the votes.

What constitutes a quorum?
The holders of a majority of the                      eligible votes as of the record date, either present or represented by proxy, constitute a quorum. A quorum is necessary in order to conduct the Special Meeting. If you choose to have your shares represented by proxy at the Special Meeting, you will be considered part of the quorum. If a quorum is not present at the Special Meeting, the stockholders present in person or by proxy may adjourn the meeting to a date when a quorum is present. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.
What vote is required to approve the Proposals?
The affirmative vote of the holders of a majority of the Common Stock and Preferred Stock entitled to vote on the Amendment Proposal, voting as a single class, will be required for approval of the Amendment Proposal. A properly executed proxy or voting instructions marked “ABSTAIN” with respect to the Amendment Proposal will not be voted for the Amendment Proposal, although it will be counted for purposes of determining the number of shares of stock present in person or represented by proxy and entitled to vote. Accordingly, an abstention will have the effect of a negative vote.
The affirmative vote of the holders of a majority of the shares of Common Stock and Preferred Stock present in person or represented by proxy at the Special Meeting will be required for approval of any adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies a proposal to adjourn is submitted to our stockholders for approval. Abstentions would be counted in the tabulation of the votes cast by stockholders as negative votes.
Why is the Company increasing the number of shares authorized for issuance?
As a result of a public offering (the “Public Offering”) of our Common Stock and warrants to purchase Common Stock that we completed in July 2008, we no longer have any authorized but unissued shares of Common Stock available for issuance that are not reserved for a particular purpose. Our Board of Directors thus believes that it is desirable and essential for the Company to have available additional authorized but unissued shares of Common Stock to provide the Company with shares of Common Stock to be used for general corporate purposes, including future equity and/or debt financings, other strategic transactions, as well as to provide equity compensation and incentives to our employees, directors, and consultants. We conducted a Private Placement using Preferred Stock in September 2008. As a condition to completing the Private Placement, we agreed to take all actions necessary to call and hold a stockholder meeting within 60 days of filing a definitive proxy statement for the purpose of obtaining stockholder approval of the Certificate Amendment.
As a result of the Public Offering and the Private Placement, we believe we have sufficient funds to continue development of our two lead product candidates, which have both begun Phase I clinical trials, through at least the end of 2009. However, in the near term, we expect to incur significant and increasing operating losses in large part as a result of the research and development expenses we expect to incur in developing our product candidates. Thus we will need additional funds in the future. To fund our capital requirements, we expect to seek additional funds through, among other ways, equity financing. Additional funding in the near term would also allow us to resume development of our pre-clinical stage compounds. Approval of this Amendment Proposal will provide us with the flexibility to consummate potential other financings or strategic transactions involving the issuance of additional shares of Common Stock, or securities convertible into shares of Common Stock, in a timely manner and to take advantage of other favorable financial opportunities. If stockholders do not approve the amendment to our Certificate of Incorporation, we will not have the equity resources required to raise significant funds or enter into other strategic transactions on acceptable terms. If we do not have sufficient resources and we are unable to raise significant funds or enter into strategic transactions when required, our financial condition and business could be materially adversely affected and we may need to limit or curtail operations.
For these reasons, the Company believes it is necessary to increase the number of shares of Common Stock authorized for issuance.

Will I experience any dilution of my ownership of Common Stock if the Amendment Proposal is approved?
If stockholders approve the Amendment Proposal, as soon as practicable following such approval, the Company will file the amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware and all outstanding shares of Preferred Stock will thereafter automatically convert into shares of Common Stock resulting in an additional 6,080,340 shares of Common Stock outstanding. Because we did not have available for issuance shares of Common Stock to sell in the private placement, the rights, preferences, and obligations of the Preferred Stock were structured to serve as the functional equivalent of shares of Common Stock, albeit on a one-for-ten basis. Thus, holders of Common Stock will not experience any immediate dilution as a result of the amendment to our Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance with respect to percentage ownership or voting, dividend, or liquidation rights. However, if the Proposal is approved and shares of Preferred Stock are converted into shares of Common Stock, additional shares of Common Stock will become tradable in the market, which may dilute the value of Common Stock held by the Company’s existing stockholders. Further, issuances of the authorized shares of Common Stock in the future, such as pursuant to any additional equity financing, including any securities convertible into Common Stock, or upon exercise of outstanding warrants (i) will dilute stockholders’ percentage ownership of our Company and, (ii) may dilute the value of current stockholders’ shares. In addition, the converted Preferred Stock will be returned to the status of authorized but unissued shares of undesignated preferred stock and will thus be available for future issuance, including as a future series or class of preferred stock that will be convertible into Common Stock.
For information on expected future issuances, please see page 10.
Are there any other consequences if the Amendment Proposal is not approved?
If our stockholders do not approve the Amendment Proposal, the shares of Preferred Stock will not convert into shares of Common Stock, and holders of Preferred Stock will retain their voting rights and rights to participate on an as-converted basis with holders of Common Stock to any dividends or proceeds from liquidation. However, we will not file a registration statement covering the shares of Preferred Stock with the United States Securities and Exchange Commission (“SEC”) and a market for shares of Preferred Stock may not develop once applicable holding periods under Rule 144 of the Securities Act of 1933, as amended, expire. In such event, holders of Preferred Stock must be prepared to hold onto their shares of Preferred Stock indefinitely.
What percentage of our Common Stock and Preferred Stock do our directors, executive officers and holders of five percent or more of our Common Stock and/or Preferred Stock own?
As of                      our current directors, executive officers and holders of five percent or more of our Common Stock beneficially owned approximately                      of our Common Stock and                      of our Preferred Stock outstanding, respectively, which accounted for ___% of the voting power of our outstanding capital stock. See the discussion under the heading “Security Ownership of Certain Beneficial Owners and Management” beginning on page 7 for more details.
Who is soliciting proxies, how are they being solicited, and who pays the cost?
We, on behalf of our Board of Directors, through our directors, officers, and employees, are soliciting proxies primarily by mail, telephone and the internet. Further, proxies may also be solicited in person or facsimile. We will pay the cost of soliciting proxies. We will also reimburse stockbrokers and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of our Common Stock and Preferred Stock.
What is the recommendation of our Board of Directors?
The Board of Directors recommends a vote “FOR” approval of the amendment to our Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance by the Company from 90,000,000 to 250,000,000 shares.

The Board of Directors recommends a vote “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies.
If you sign and return your proxy card but do not specify how you want to vote your shares, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.
Will the directors be in attendance at the meeting?
We currently expect all of our directors currently in office to be in attendance at the Special Meeting.
How may I obtain additional copies of this Proxy Statement or other information accompanying this Proxy Statement?
You may request a copy of this Proxy Statement or information accompanying this Proxy Statement and incorporated herein by reference, by writing to our Corporate Secretary at 170 N. Radnor Chester Rd., Suite 300, Radnor, Pennsylvania 19087 or via e-mail at esmith@polymedix.com.

Security Ownership of Certain Beneficial Owners and Management
               The following table shows information known to us about beneficial ownership of our Common Stock by:
➢	each of our directors;

➢	each of the individuals identified as Named Executive Officers in our proxy statement for our 2008 Annual Meeting of Stockholders filed with the SEC, on April 10, 2008;

➢	all of our directors and executive officers as a group; and

➢	each person known by us to beneficially own 5% or more of our Common Stock.
               Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. Under these rules, beneficial ownership generally includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares that an individual or entity has the right to acquire beneficial ownership of within 60 days of September 30, 2008, through the exercise of any option, warrant, conversion privilege or similar right. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our Common Stock that could be issued upon the exercise of outstanding options and warrants and shares of Preferred Stock that could be issued upon exercise of outstanding warrants that are exercisable within 60 days of September 30, 2008 are considered to be outstanding. These shares, however, are not considered outstanding as of September 30, 2008 when computing the percentage ownership of each other person. Shares of Common Stock issuable upon conversion of the Preferred Stock and upon exercise of warrants issued in the Private Placement as a result of the approval of the Amendment Proposal are not considered outstanding.
               To our knowledge, except as indicated in the footnotes to the following table and subject to state community property laws where applicable, all beneficial owners named in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage of ownership is based on 53,542,297 shares of Common Stock and 608,834 shares of Preferred Stock outstanding as of September 30, 2008.

	Amount and			Amount and
	Nature of			Nature of
	Beneficial			Beneficial
	Ownership		Percent of	Ownership	Percent of
Name and Address of Beneficial	Of Common		Common	of Preferred	Preferred
Owner (1)	Stock		Stock	Stock	Stock
Directors and Named Executive Officers
Nicholas Landekic	2,922,556	(2)	5.3%	—	—
Frank P. Slattery, Jr.	1,229,641	(3)	2.3%	85,800	13.2%
Richard W. Scott, Ph.D.	822,322	(4)	1.5%	—	—
Michael E. Lewis, Ph.D.	710,000	(5)	1.3%	—	—
Dawn Eringis	470,800	(6)	*	—	—
William N. Kelley, M.D.	260,000	(5)	*	—	—
Edward F. Smith	270,139	(7)	*	—	—
Shaun F. O’Malley	230,000	(8)		4,286	*
Brian Anderson	50,000	(9)	*	—	—
Richard W. Bank	50,000	(9)	*	—	—
Stefan Loren	50,000	(10)	*	4,300	*
R. Eric McAllister, M.D., Ph.D.	50,000	(9)	*	—	—
All Directors and Executive Officers as a Group (13 persons):	7,177,958	(11)	12.6%	94,386	14.4%

	Amount and		Amount and
	Nature of		Nature of
	Beneficial		Beneficial
	Ownership	Percent of	Ownership	Percent of
Name and Address of Beneficial	Of Common	Common	of Preferred	Preferred
Owner (1)	Stock	Stock	Stock	Stock
Five Percent Stockholders (excludes Directors and Executive Officers set forth above):
Act Capital Management, LLLP/Act Capital Partners, LP 2 Radnor Corporate Center, Suite 111 Radnor, PA 19087 (11)	5,300,687	9.9%	192,000	27.2%
Clifford J. and Phyllis D. Kalista c/o Emerging Growth Equities, Ltd. 1150 First Avenue, Suite 600 King of Prussia, PA 19406 (12)	—	—	120,000	17.9%
Ballyshannon Partners, LP/Ballyshannon Family Partners, LP 325 Bryn Mawr Avenue Bryn Mawr, PA 19010 (13)	—	—	200,000	28.2%
John and Beth Stanley 1095 Winding River Road Vero Beach, FL 32963 (14)	—	—	80,000	12.3%
Empery Asset Management, LP 120 Broadway, Suite 1019 New York, NY 10271 (15)	694,286	1.3%	103,000	15.6%
Jeffrey H. Porter 300 Drakes Landing Road, Suite 175 Greenbrae, CA 96904 (16)	2,725,000	4.99%	57,000	8.9%
Steven A. Springer 345 E. 57th Street, 8A New York, NY 10022 (17)	2,710,000	4.99%	50,000	7.9%
Northwood Capital Partners, LP 1150 First Avenue, Suite 600 King of Prussia, PA 19406 (18)	1,000,000	1.9%	50,000	7.9%

*	Less than 1%.

(1)	Unless otherwise indicated, the address of all individuals and entities listed below is PolyMedix, Inc., 170 N. Radnor Chester Rd., Suite 300, Radnor, Pennsylvania 19087.

(2)	Includes 1,750,556 shares of Common Stock issuable upon exercise of options.

(3)	Includes 230,000 shares of Common Stock issuable upon exercise of options. Shares of Preferred Stock are held in the name of Kate Partners XX, L.P. (“Kate Partners”). Mr. Slattery owns a controlling interest in Kate Partners; therefore, he may be deemed to beneficially own the shares of Preferred Stock. Mr. Slattery disclaims beneficial ownership of these securities except to the extent of his pecuniary interest in Kate Partners. Also includes 42,900 shares of Preferred Stock issuable upon exercise of outstanding warrants.

(4)	Includes 284,722 shares of Common Stock issuable upon exercise of options.

(5)	Includes 230,000 shares of Common Stock issuable upon exercise of options.

(6)	Includes 150,000 shares of Common Stock issuable upon exercise of options.

(7)	Includes 270,139 shares of Common Stock issuable upon exercise of options.

(8)	Includes 230,000 shares of Common Stock issuable upon exercise of options. Also includes 2,143 shares of Preferred Stock issuable upon exercise of outstanding warrants.

(9)	Includes 50,000 shares of Common Stock issuable upon exercise of options.

(10)	Includes 50,000 shares of Common Stock issuable upon exercise of outstanding options. Also includes 2,150 shares of Preferred Stock issuable upon exercise of outstanding warrants.

(11)	Includes 3,637,917 shares of Common Stock issuable upon exercise of options.

(12)	We understand that Amir L. Ecker and Carol G. Frankenfield are the General Partners of ACT Capital Management, LLLP and Act Capital Partners, LP and that voting and investment decisions made on behalf of ACT Capital Management, LLLP are made primarily by its General Partners. Includes 1,529,687 shares of Common Stock issuable upon exercise of outstanding warrants currently exercisable, but does not include 1,670,313 shares of Common Stock issuable upon exercise of outstanding warrants which are not currently exercisable as a result of aggregate holdings limitations set forth in the warrants. Also includes 66,000 shares of Common Stock held in various accounts of which Mr. Ecker has investment and voting power, 15,000 shares of Common Stock held by Ms. Frankenfield, and 10,000 shares of Common Stock held jointly by Ms. Frankenfield and her husband. The amount of Preferred Stock beneficially owned includes 96,000 shares of Preferred Stock issuable upon exercise of outstanding warrants.

(13)	The amount of Preferred Stock beneficially owned includes 60,000 shares of Preferred Stock issuable upon exercise of outstanding warrants.

(14)	The amount of Preferred Stock beneficially owned includes 100,000 shares of Preferred Stock issuable upon exercise of outstanding warrants.

(15)	The amount of Preferred Stock beneficially owned includes 40,000 shares of Preferred Stock issuable upon exercise of outstanding warrants.

(16)	Empery Asset Management LP is the account manager for Hartz Capital Investments, LLC and Empery Asset Master, Ltd. Hartz Capital Investments, LLC beneficially owns 59,000 shares of Preferred Stock, of which 29,500 such shares are issuable upon exercise of outstanding warrants. Empery Asset Master, Ltd. beneficially owns 694,286 shares of Common Stock, of which 357,143 such shares are issuable upon exercise of outstanding warrants, and 44,000 shares of Preferred Stock, of which 22,000 such shares are issuable upon exercise of outstanding warrants.

(17)	Mr. Porter is the General Partner for Porter Partners, L.P. and Ben Joseph Partners. Porter Partners, L.P. beneficially owns 2,725,000 shares of Common Stock, of which approximately 1,295,000 such shares are issuable upon exercise of outstanding warrants, and 28,500 shares of Preferred Stock, of which 14,250 such shares are issuable upon exercise of outstanding warrants. The beneficial ownership of Porter Partners, L.P. does not include approximately 135,000 shares of Common Stock issuable upon exercise of outstanding warrants which are not currently exercisable as a result of aggregate holdings limitations set forth in the warrants. Ben Joseph Partners beneficially owns 28,500 shares of Preferred Stock, of which 14,250 such shares are issuable upon exercise of outstanding warrants.

(18)	Includes 1,000,000 shares of Common Stock and 25,000 shares of Preferred Stock issuable upon exercise of outstanding warrants but does not include approximately 710,000 shares of Common Stock issuable upon exercise of outstanding warrants which are not currently exercisable as a result of aggregate holdings limitations set forth in the warrants.

(19)	Includes 500,000 shares of Common Stock and 25,000 shares of Preferred Stock issuable upon exercise of outstanding warrants.

Proposal — To Approve an Amendment to Our
Certificate of Incorporation to Increase the Number of Shares of Common Stock Authorized for Issuance by
the Company from 90,000,000 to 250,000,000 Shares.
General
          Our Certificate of Incorporation currently authorizes the Company to issue 90,000,000 shares of Common Stock, with a par value of $0.001 per share and 10,000,000 shares of preferred stock, with a par value of $0.001. As of September 30, 2008, there were 53,542,297 shares of Common Stock issued and outstanding and 608,834 shares of Preferred Stock issued and outstanding.
          We currently do not have any authorized but unissued shares of Common Stock available for issuance that are not reserved for a particular purpose. Therefore, we need to increase our authorized shares of Common Stock authorized for issuance by the Company so that we can efficiently continue to grow our operations. An increase in the authorized number of shares of Common Stock will enable us to take advantage of various potential business opportunities through the issuance of our securities, including, without limitation, for financing our research and development efforts and general working capital purposes, providing equity incentives to employees, officers, directors, or consultants, establishing certain strategic relationships with other companies and expanding our business through acquisitions should our share price and liquidity improve. Accordingly, the Board recommends an increase in the number of shares of Common Stock the Company is authorized to issue from 90,000,000 to 250,000,000 shares.
          Proposed Amendment
          The proposed amendment provides that the first sentence of Article Fourth of the Certificate of Incorporation be amended to read in its entirety as follows:
“The Corporation shall be authorized to issue 250,000,000 shares of Common Stock, with a par value of $0.001 per share (the “Common Stock”) and 10,000,000 shares of Preferred Stock, with a par value of $0.001 per share (the “Preferred Stock”).”
          The full text of the proposed amendment to the Certificate of Incorporation is included in Appendix A to this Proxy Statement.
          Considerations
          As a result of the Public Offering of our Common Stock and warrants to purchase Common Stock that we completed in July 2008, we no longer have any authorized but unissued shares of Common Stock available for issuance that are not reserved for a particular purpose. To take advantage of then favorable market conditions, we conducted the Private Placement using Preferred Stock in September 2008. As a condition to completing the Private Placement, we agreed to take all actions necessary to call and hold a stockholder meeting within 60 days of filing a definitive proxy statement for the purpose of obtaining stockholder approval of the Certificate Amendment.
          As a result of the Public Offering and the Private Placement, we believe we have sufficient funds to continue development of our two lead product candidates, which have both begun Phase I clinical trials, through at least the end of 2009. However, in the near term, we expect to incur significant and increasing operating losses in large part as a result of the research and development expenses we expect to incur in developing our product candidates. Thus, we will need additional funds in the future. To fund our capital requirements, we expect to seek additional funds through, among other ways, equity financing. Additional funding in the near term would also allow us to resume development of our pre-clinical stage compounds.
          The Board of Directors believes that it is thus desirable and essential for our Company to have available additional authorized but unissued shares of Common Stock to provide us with shares of Common Stock to be used for general corporate purposes, including future equity and/or debt financings, other strategic transactions, as well as to provide equity compensation and incentives to our employees, directors, and consultants. While we do not have any particular plan or commitment for additional equity financing or other strategic transaction, we continually evaluate financial opportunities that might be available to us at a given time. Approval of the Amendment Proposal will provide the Company with the flexibility to consummate potential equity financings or other strategic transactions involving the issuance of additional shares of Common Stock, or securities convertible into shares of Common Stock, in a timely manner and to take advantage of other favorable financial opportunities. If our stockholders fail to approve the Amendment Proposal, we will be limited in our ability to act promptly with respect to potential equity financings or other strategic opportunities which are presented to us and may not be able to attract and retain key personnel.
          Further, if our stockholders do not approve the amendment to our Certificate of Incorporation, we will not have the equity resources required to raise significant funds or enter into other strategic transactions on acceptable terms. If we do not have sufficient resources and we are unable to raise significant funds or enter into other strategic transactions when required, we will have to delay, scale-back or eliminate certain of our research, drug discovery or development activities or certain other aspects of our operations and our business will be materially and adversely affected.
          In addition, if our stockholders do not approve the Amendment Proposal, the shares of Preferred Stock will not convert into shares of Common Stock, and holders of Preferred Stock will retain their voting rights and rights to participate on an as-converted basis with holders of Common Stock to any dividends or proceeds from liquidation. However, we will not file a registration statement covering the shares of Preferred Stock with the SEC and a market for shares of Preferred Stock may not develop once applicable holding periods under Rule 144 of the Securities Act of 1933, as amended, expire. In such event, holders of Preferred Stock must be prepared to hold onto their shares of Preferred Stock indefinitely.
          If stockholders approve the Amendment Proposal, as soon as practicable following such approval, the Company will file the amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware and all outstanding shares of Preferred Stock will thereafter automatically convert into shares of Common Stock resulting in an additional 6,080,340 shares of Common Stock outstanding. In addition, warrants which are currently exercisable for Preferred Stock will become exercisable for Common Stock upon conversion of the Preferred Stock to Common Stock. Aside from such issuances, common stock issued in connection with our equity compensation plans and Common Stock that would result from the exercise of current outstanding warrants, we do not have any present plan, understanding, arrangement, commitment or agreement regarding the issuance of our Common Stock. No further action or authorization by our stockholders would be necessary prior to the issuance of the additional shares of Common Stock unless required by applicable law or regulatory agencies or by the rules of any stock exchange on which our securities may then be listed.
          Because we did not have available for issuance shares of Common Stock to sell in the private placement, the rights, preferences, and obligations of the Preferred Stock were structured to serve as the functional equivalent of shares of Common Stock, albeit on a one-for-ten basis. Thus, holders of Common Stock will not experience any immediate dilution as a result of the amendment to our Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance with respect to percentage ownership or voting, dividend, or liquidation rights. However, if the Proposal is approved and shares of Preferred Stock are converted into shares of Common Stock, there will be additional shares of Common Stock tradable in the market, which may dilute the value of Common Stock held by the Company’s existing stockholders. Further, issuances of the authorized shares of Common Stock in the future, such as pursuant to any additional equity financing, including any securities convertible into Common Stock, or upon exercise of outstanding warrants (i) will dilute stockholders’ percentage ownership of our Company and, (ii) may dilute the value of current stockholders’ shares. In addition, the converted Preferred Stock will be returned to the status of authorized but unissued shares of undesignated preferred stock and will thus be available for future issuance, including as a future series or class of preferred stock that will be convertible into Common Stock.
          If the Amendment Proposal is approved, it will become effective upon filing a certificate of amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware.
Description of Common Stock

          Holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders and are not entitled to cumulative voting for the election of directors. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefore subject to the rights of preferred stockholders. We do not intend to pay any cash dividends to the holders of Common Stock and anticipate reinvesting our earnings. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the preferences of preferred stockholders. Shares of Common Stock have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions applicable to Common Stock.
Vote and Recommendation
          The affirmative vote of the holders of a majority of the shares of Common Stock and Preferred Stock entitled to vote on the Amendment Proposal, voting as a single class, is required for approval of the Amendment Proposal.
          Our Board of Directors unanimously recommends a vote “FOR” the approval of the proposed amendment to our Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance by the Company from 90,000,000 to 250,000,000 shares.

Adjournment of the Special Meeting
          We may ask our shareholders to vote on a proposal to adjourn the special meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and approve the merger. We currently do not intend to propose adjournment at our special meeting if there are sufficient votes to adopt the merger agreement and approve the merger. If the proposal to adjourn our special meeting for the purpose of soliciting additional proxies is submitted to our shareholders for approval, such approval requires the affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy and entitled to vote on the matter.
          Our board of directors unanimously recommends that you vote “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies.
Requirements for Advance Notification of Nominations
and Stockholder Proposals
Advance Notice Requirements for next year’s Annual Meeting
          To be included in the mailing of the Notice of Annual Meeting of Stockholders, Proxy Statement, and Proxy voting card for next year’s annual meeting, stockholder proposals must be received on or after January 22, 2009 and on or before February 21, 2009, unless the date of the 2009 Annual Meeting is changed in which case a stockholder’s notice must be received as described above by our Corporate Secretary, at 170 N. Radnor Chester Rd., Suite 300, Radnor, Pennsylvania 19087. However, in the event that the date of next year’s Annual Meeting is advanced by more than 20 days or delayed by more than 60 days from May 22, 2009, stockholder proposals must be received not earlier than the 120th day prior to the date of the 2009 Annual Meeting and not later than the later of the 90th day prior to the 2009 Annual Meeting or the tenth day following the day on which we make public disclosure of the date of the 2009 Annual Meeting. You should submit any proposal by a method that permits you to prove the date of delivery to us.
Other Requirements
          You also must comply with all applicable requirements of the Exchange Act for nominations of directors and proposals of business to be conducted at stockholder meetings. If you have not complied with the procedures described above, the chairman of a meeting may refuse to acknowledge your nomination or proposal. These procedures will not be deemed to affect any of your rights under Rule 14a-8 under the Exchange Act to request inclusion of proposals in our proxy statements.
Other Matters
          The Board will not bring any other matters before the Special Meeting.
          The costs of preparing, assembling, mailing and soliciting the proxies will be borne by us. Proxies may be solicited, without extra compensation, our directors, officers, and employees by mail, telephone, facsimile, personal interviews and other methods of communication.
          If you and other residents at your mailing address own shares in street name, your broker, bank, or other nominee may have sent you a notice that your household will receive only one copy of proxy materials for each company in which you hold shares through that broker, bank, or other nominee. This practice of sending only one copy of proxy materials is known as householding. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker, bank, or other nominee has sent one copy of our proxy statement to your address. If you want to receive separate copies of the proxy materials in the future, or you are receiving multiple copies and would like to receive only one copy per household, you should contact your broker, bank, or other nominee record holder, or you may contact us at the address or telephone number below. In any event, if you did not receive an individual copy of this proxy statement, we will send a copy to you if you address your written request to, or call, Edward F. Smith, Vice President, Chief Financial Officer and Secretary of PolyMedix, Inc., 170 North Radnor Chester Rd., Suite 300, Radnor, PA 19087, telephone number (448) 598-2332.

PolyMedix, Inc.
170 North Radnor Chester Road
Radnor, Pennsylvania 19087
PROXY FOR SPECIAL MEETING OF STOCKHOLDERS —                     , 2008
(This Proxy is solicited by the Board of Directors of the Company)
The undersigned Stockholder of PolyMedix, Inc. hereby appoints Nicholas Landekic, President and Chief Executive Officer, and Edward F. Smith, Vice President, Chief Financial Officer and Secretary, and each of them, with full power of substitution, proxies to vote the shares of stock that the undersigned could vote if personally present at the Special Meeting of Stockholders of PolyMedix, Inc. to be held at the Radnor Hotel at 591 East Lancaster Avenue, St. Davids, PA 19087, on                                         ,                                         , 2008, at 10:00 A.M. (Eastern Standard Time), or any adjournment thereof.
UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR (1) THE PROPOSAL TO APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE BY THE COMPANY FROM 90,000,000 TO 250,000,000 SHARES AND (2) THE PROPOSAL TO APPROVE ANY MOTION TO ADJOURN THE SPECIAL MEETING TO A LATER DATE, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE FOREGOING PROPOSAL.
(Continued and to be signed on reverse side)

PolyMedix, Inc.
170 North Radnor Chester Road
Radnor, Pennsylvania 19087
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope that have been provided or return to PolyMedix, Inc., c/o AST Operations Center, 6201 15th Avenue, Brooklyn, NY 11219. Please date, sign and mail your proxy card back as soon as possible.
VOTE BY TELEPHONE
Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
VOTE BY INTERNET
Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
THIS PROXY CARD IS ONLY VALID WHEN SIGNED AND DATED
POLYMEDIX, INC.
1. PROPOSAL TO APPROVE AN AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE BY THE COMPANY TO FROM 90,000,000 TO 250,000,000 SHARES.

FOR	AGAINST	ABSTAIN
☐	☐	☐
2. PROPOSAL TO APPROVE ANY MOTION TO ADJOURN THE SPECIAL MEETING TO A LATER DATE, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE FOREGOING PROPOSAL.

FOR	AGAINST	ABSTAIN
☐	☐	☐

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND THE RELATED PROXY STATEMENT.
Note: Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title, and if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer. If the stockholder is a partnership, please sign full partnership name by an authorized person.

Signature:	Email:

Signature (Joint Owners):	Email:

Date:

Date:

Appendix A
CERTIFICATE OF AMENDMENT
OF
THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
POLYMEDIX, INC.
          POLYMEDIX, INC., (the “Corporation”), a corporation organized and existing under of the General Corporation Law of the State of Delaware, does hereby certify:
          FIRST: That the board of directors of the Corporation (the “Board of Directors”), at a duly convened meeting of the Board of Directors, duly adopted a resolution declaring advisable the amendment of the Amended and Restated Certificate of Incorporation of the Corporation, as amended (the “Certificate”), and submitted the same to the stockholders of the Corporation for approval. The resolution setting forth the proposed amendment is as follows:
          RESOLVED, that the first sentence of Article FOURTH, be amended and restated in its entirety as follows:
“Fourth. The Corporation shall be authorized to issue 250,000,000 shares of Common Stock, with a par value of $0.001 per share (the “Common Stock”) and 10,000,000 shares of Preferred Stock, with a par value of $0.001 per share (the “Preferred Stock”).”
          SECOND: That the stockholders of the Corporation have duly approved the aforesaid amendment in accordance with the provisions of Section 211 of the General Corporation Law of the State of Delaware.